Item 77 C -- Submission of Matters to a Vote of Security Holders

A Special Meeting of shareholders of Money Market Obligations Trust (the "Trust") was held on April 23, 1998. The following items, which are required to be reported under this Item 77C, were approved by shareholders of the Trust at the meeting:

AGENDA ITEM:  To elect Trustees:*

1)  Thomas G. Bigley
2)  John T. Conroy, Jr.
3)  Peter E. Madden
4)  John E. Murray, Jr., JD, S.J.D.

A Special Meeting of shareholders of Automated Cash Management Trust (the "Fund") was held on April 23, 1998. The following items, which are required to be reported under this Item 77C, were approved by shareholders of the Fund at the meeting:

AGENDA ITEM 1: To approve or disapprove an amendment in the Fund's fundamental investment policy on diversification of its investments.

The results of shareholders voting were as follows:

	Shares voted affirmatively.....................1,065,215,819
	Shares voted negatively ..........................76,204,328
	Shares abstaining ................................32,578,757

AGENDA ITEM 2: To approve or disapprove amending and changing from a fundamental to an operating policy the Fund's ability to invest in restricted securities.

The results of shareholders voting were as follows:

	Shares voted affirmatively....................1,049,128,458
	Shares voted negatively .........................90,756,639
	Shares abstaining ...............................34,113,806

AGENDA ITEM 3: To approve or disapprove removing the Fund's fundamental investment policy on investing in new issuers.

The results of shareholders voting were as follows:

	Shares voted affirmatively ...................1,051,095,975
	Shares voted negatively .........................88,245,518
	Shares abstaining ...............................34,657,411


_________________________
*The following Trustees of the Fund continued their terms as Trustees of the Fund: John F. Donahue, William J. Copeland, J. Christopher Donahue, James E. Dowd,Esq., Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Esq., Wesley W. Posvar, and Marjorie P. Smuts.




AGENDA ITEM 4: To approve or disapprove removing the Fund's fundamental investment policy on investing in options.

The results of shareholders voting were as follows:

	Shares voted affirmatively ...................1,026,930,114
	Shares voted negatively ........................111,516,885
	Shares abstaining ...............................35,551,904


The Definitive Proxy Statement for the Special Meeting held on April 23, 1998, was filed with the Securities and Exchange Commission on March 9, 1998, and is incorporated by reference. (File No. 811-5950)